Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

National Bank Holdings Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-238066, No. 333-184054, and No. 333-222792) on Form S-3 and (No. 333-204071 and No. 333-195785) on Form S-8 of our reports dated February 23, 2022, with respect to the consolidated financial statements and the related notes of National Bank Holdings Corporation and the effectiveness of internal control over financial reporting.

Kansas City, Missouri

February 23, 2022